UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 6, 2010

TeleCommunication Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-30821	52-1526369
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

275 West Street, Annapolis, Maryland		21401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410/263-7616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors

On August 6, 2010, the Board of Directors (the "Board") of TeleCommunication Systems, Inc. (the "Company"), upon recommendation of the Nominating and Governance Committee, appointed A. Reza Jafari to the Company's Board, effective August 6, 2010. The Board also designated Mr. Jafari as a Class II director and appointed him to serve on the Board's Compensation Committee and the Nominating and Governance Committee. Pursuant to the Company's Bylaws, Mr. Jafari will serve as a director until the next election of directors at the Company's 2011 Annual Meeting of Stockholders and until his successor is elected and qualifies.

Mr. Jafari will receive customary fees for his service on the Board and committees, and will be eligible to participate in the Company's Amended and Restated Stock Incentive Plan. There is no arrangement or understanding between Mr. Jafari and any other person pursuant to which Mr. Jafari was appointed as a director of the Company.

A copy of the Company's press release announcing the appointment is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.

August 12, 2010	By:	/s/ Bruce A. White

Name: Bruce A. White
Title: Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of TeleCommunication Systems, Inc., dated August 10, 2010